Exhibit 5.01

[Letterhead of Fenwick & West LLP]

April 24, 2003

Intuit Inc.
2535 Garcia Avenue
Mountain View, CA 94043

Ladies and Gentlemen:

     At your request, we have examined Post-Effective Amendment No. 3 to the Registration Statement on Form S-4 (the “Registration Statement”) filed by Intuit Inc., a Delaware corporation (the “Company”), on or about April 24, 2003, with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the proposed offer and issuance, from time to time by the Company, of shares of its Common Stock, par value $0.01 per share having a maximum aggregate public offering price of up to $925,000,000 in order to acquire assets or businesses (the “Stock”). The Stock may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

     In rendering this opinion, we have examined the following:

(1)	a copy of the Company’s Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on January 19, 2000 and certified by the Delaware Secretary of State on April 24, 2003;

(2)	the Bylaws of the Company, as adopted on May 1, 2002 and certified by the Assistant Secretary of the Company on April 24, 2003;

(3)	the Registration Statement, together with the exhibits filed as a part thereof;

(4)	the Prospectus;

(5)	the resolutions of the Company’s Board of Directors (the “Board”) adopted as of January 20, 1999 and March 23, 1999, approving the filing of the Registration Statement including, but not limited to, the filing of amendments thereto by certain authorized officers of the Company and, subject to future action by the Board or a committee thereof, the offer and issuance of the Stock in the aggregate amount up to $1 billion;

(6)	resolutions of the Board and/or the stockholders of the Company electing or appointing each of the members of the Board as of January 20, 1999 and March 23, 1999 to his or her position on the Board;

(7)	the form of certificate of the Stock set forth as Exhibit 4.01 to the Registration Statement filed in connection with the Stock;

(8)	a representation from the Company dated as of the date of this letter confirming the total number of (i) all outstanding shares of its capital stock of each class and series as of the date of this letter, (ii) all issued and outstanding options, warrants and any other rights to purchase or acquire shares of its capital stock as of the date of this letter and the total number of shares of its capital stock of each class and series that are potentially issuable upon the exercise, conversion or exchange of all such issued and outstanding options, warrants and rights, and (iii) all additional shares of capital stock that are, as of the date of this letter, reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights that exist as of the date of this letter;

(9)	a certificate from the Company’s transfer agent as to the total number of issued and outstanding shares of Stock as of April 23, 2003;

(10)	a Management Certificate addressed to us and dated of even date herewith executed by the Company, containing factual and other representations including, but not limited to, the representations described in paragraph 8 above; and

(11)	certificates of good standing, dated as of the date of this letter, from the Secretaries of State of Delaware and California.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies and the legal capacity of all persons or entities executing the same. We have also assumed that certificates or instruments representing the Stock issued by the Company will have been properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.

     We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the state of California and (iii) the Delaware General Corporation Law, the Delaware constitution and reported judicial decisions interpreting these laws.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration of Stock under the Securities Act pursuant to the Registration Statement will apply to all of the Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the authorization and issuance of the Stock.

     The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date of this letter. We are basing this opinion on our understanding that, prior to issuing any shares of the Stock, the Company will (i) advise us in writing of the terms thereof and other information material thereto, (ii) afford us an opportunity to review the operative documents pursuant to which such shares of the Stock are to be issued (including, but not limited to, the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and (iii) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such shares of the Stock. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws or with rules or regulations of the Commission or any other governmental body. In particular, we assume that the Company will obtain the requisite approval of its stockholders if and as required by the laws of the states of California or Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock at the time of each issuance of Stock. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with the Securities Act and any other applicable laws in effect from time to time.

     Based upon the foregoing, it is our opinion that when (i) the issuance of the shares of the Stock has been duly authorized by appropriate corporate action of the Company (including, if required, action of its Board and stockholders) and (ii) such shares of the Stock have been issued and the certificates representing shares of the Stock have been duly executed by the Company, countersigned, registered, issued and delivered in the manner and for the consideration approved by the Board and, if required, the stockholders of the Company (which consideration is not less than the par value of the Stock and is of a type of consideration that is permissible under Delaware law) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement or amendment relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive merger agreement, acquisition agreement or similar agreement, then the shares of the Stock so issued will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

     This opinion is intended solely for use in connection with the offer and issuance of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks only as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP

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